Exhibit 2

HQ/CS/CL.24B/9400
8 October 2002

Sir,
            Sub : QUARTERLY COMPLIANCE REPORT ON CORPORATE GOVERNANCE

      Pursuant to Clause 35 and Clause 49 of the listing agreement with Indian Stock Exchanges, please find sent herewith the the following :

 a)   Shareholding Pattern as on 30 September 2002 (Attach "A").

 b) Quarterly Compliance Report on Corporate Governance for the quarter ended 30 September 2002 (Attach "B").

      Thanking you,


Yours faithfully,
For VIDESH SANCHAR NIGAM LIMITED


R.N. Aditya
Assistant Company Secretary

1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.
2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.
3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.
4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.
5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.
6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
      497 29 93.
7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.
8. Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071
10. Shri Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai
      - 400 023. Fax : 267 3199
11.   Mr.A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1162.
12.   Shri U.C. Burman, DGM(Internet), for hosting on website.

           QUARTERLY COMPLIANCE REPORT ON CORPORATE GOVERNANCE

Name of the Company                          :     VIDESH SANCHAR NIGAM LIMITED

Quarter ending on                            :     30 SEPTEMBER 2002


                              Clause of     Compliance
                              Listing       status
Particulars                   Agreement     (Yes/No)        Remarks
-----------                   ---------     --------        -------
1.                            2.            3.              4.
Board of Directors            49 I          Yes             As of 30 September 2002, VSNL had a total of
                                                            eleven Directors, out of whom two were
                                                            Executive Directors and nine were non-executive
                                                            Directors including the Chairman. There were
                                                            four independent Directors.

Audit Committee               49 II         Yes             The Audit Committee of VSNL consists of three
                                                            members with all the Directors being
                                                            non-executive and two of them being independent.

Shareholders/Investors        49 VI(C)      Yes             Investors Grievance Committee as required under
Grievance Committee                                         Clause 49 is in place under the Chairmanship of
                                                            a non-executive Director.

Remuneration of Directors     49 III        Yes             The non-executive Directors on the Board of
                                                            VSNL are paid only sitting fees as per the
                                                            applicable provisions of the Companies Act,
                                                            1956.  Extracts of agreements signed with
                                                            executive Directors (including remuneration
                                                            details) have already been sent to the
                                                            shareholders.

Board Procedures              49 IV         Yes

Management                    49 V          Yes

Shareholders                  49 VI         Yes

Report on Corporate           49 VII        Yes

Governance







                                               ---------------------------------
                                                                   Satish Ranade
                                  Executive Director (Legal) & Company Secretary